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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) February 8, 2001
                                                 ------------------------------

                               MB Financial, Inc.
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               (Exact name of Registrant as Specified in Charter)


        Delaware                        0-24566                  36-3895923
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  (State or Other Jurisdiction        (Commission             (IRS Employer
         of Incorporation)            File Number)          Identification No.)


  1200 N. Ashland Avenue, Chicago, Illinois                      60622
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  (Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code  (773)278-4040
                                                    ---------------------------


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          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.        Other Events

     On February 8, 2001, MB Financial, Inc., and its subsidiaries,
Manufacturers National Corporation and Manufacturers Bank, and FSL Holdings,
Inc., and its subsidiary, First Savings & Loan Association of South Holland, entered into an Agreement and Plan of Merger pursuant to which MB Financial, Inc. will pay each shareholder of FSL Holdings, Inc. $165 a share for each outstanding share held by such shareholder (for an aggregate consideration of $41,305,275). The purchase price equates to approximately a 4.75% premium on deposits. MB Financial expects the transaction to have no impact on earnings until the fourth quarter of 2001 when it is expected to increase annual earnings per share by $0.05 to $0.10.

     A copy of the joint press release announcing execution of the Agreement and Plan of Merger is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7.        Financial Statements and Exhibits

     (c)       Exhibits

     99.1.     Joint Press Release of MB Financial, Inc., Manufacturers
National Corporation, Manufacturers Bank, FSL Holdings, Inc. and First Savings &
Loan Association of South Holland, dated February 9, 2001.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  MB FINANCIAL, INC.
                                                --------------------------------
                                                       (Registrant)


Date     February 8, 2001                    By  /s/ Mitchell Feiger
     ----------------------                     --------------------------------
                                                  Mitchell Feiger,
                                                  President and Chief Executive
                                                  Officer



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                                  EXHIBIT INDEX

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

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                ----------
99.1                     Joint Press Release of MB Financial, Inc.,
                         Manufacturers National Corporation, Manufacturers Bank,
                         FSL Holdings, Inc., and First Savings & Loan
                         Association of South Holland dated February 9, 2001.